EXHIBIT 99.1

FOR IMMEDIATE RELEASE


Contact: James R. Love                               Lee Robbins
         Synetic, Inc.                               Medical Manager Corporation
         Executive Vice President                    Chief Financial Officer
         and Chief Financial Officer                 (813) 287-2990
         (201) 703-3400


                         SYNETIC AND MEDICAL MANAGER SET
                            EXCHANGE RATIO FOR MERGER


         ELMWOOD PARK, NJ and TAMPA, FL, July 20, 1999 -- In connection with the previously announced merger between Synetic, Inc. (NASDAQ: SNTC) and Medical Manager Corporation (NASDAQ: MMGR), the companies announced today that the exchange ratio has been set at .625 based on the average closing price of Synetic common stock during the period from and including July 7, 1999 to and including July 20, 1999. Accordingly, on the effective date of the merger, each share of Medical Manager common stock will be converted into the right to receive .625 shares of Synetic common stock.

         On July 23, 1999, Synetic and Medical Manager will each hold a special meeting of stockholders to vote upon the issuance of shares of common stock of Synetic in connection with the merger and the merger agreement, respectively.

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